FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT is made and entered into effective as of this 6th day of June, 2024 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Bank"), and CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND, a Delaware statutory trust, with its address at 400 Park Avenue, New York, NY 10022 (the “Borrower”), on behalf of the City National Rochdale Strategic Credit Fund.

W I T N E S S E T H:

WHEREAS, the Bank and the Borrower entered into a loan agreement originally effective as of June 11, 2020, as amended (the "Loan Agreement"); and

WHEREAS, the parties wish to amend the Loan Agreement to extend the maturity date of the credit facility and amend certain terms thereof (this amendment herein sometimes called the "Fourth Amendment").

NOW, THEREFORE, the parties agree as follows:

1.       Changes in Loan Facility.

(A)       The definition of “Custodian” in Section 1(a) of the Loan Agreement is hereby amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Custodian” shall mean the Bank, serving in its separate capacity as custodian pursuant to the Custody Agreement.

(B)       The definition of “Maturity Date” in Section 1(a) of the Loan Agreement is hereby amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Maturity Date” shall mean, the later of (a) twenty (20) Business Days from the Effective Date, or (b) if after repayment in full by the Borrower of the initial Loan, the Bank (in its sole discretion) approves a new Loan to Borrower hereunder, twenty (20) Business Days after the making of any such new Loan by the Bank and in any case the Maturity Date shall be no later than June 5, 2025.

(C)       Until such time as the Bank again requires a promissory note (as specified below and subject thereto): (i) the definitions in Section 1(a) of the Loan Agreement shall be modified to remove any reference to a “Note,” including but not limited to the definitions of “Loan Documents” and “Obligations,”, (ii) Section 3(c) of the Loan Agreement shall be modified to delete “the Note,”, (iii) Section 3(d) of the Loan Agreement shall be modified to delete “and the Note” and “or under the Note” each place where such phrase is referenced in Section 3(d), and (iv) the delivery of a Note as a closing condition under Section 6(a)(ii)(A) shall be deemed omitted.

(D)       Section 2(b) of the Loan Agreement is hereby amended and restated as follows:

(b)       Status of Prior Notes; Continued Evidence of Indebtedness; Balance of Loans.

(i)       Effective as of June 6, 2024 and (subject to subsection (iii) below) as to any future amendments of this Agreement, the Loans to the Borrower and its obligations hereunder need not be evidenced by any promissory note, but rather deemed evidenced solely by this Agreement. The existing Amended and Restated Promissory Note dated June 8, 2023 issued by the Borrower to the Bank shall hereafter be deemed cancelled and null and void (so long as it has, as of June 6, 2024 or thereafter, no outstanding balance due thereunder). Nevertheless, the Borrower and the Bank acknowledge and agree that the obligations of the Borrower to the Bank under this Agreement shall not in any manner be deemed cancelled or satisfied, but (as aforesaid) shall hereafter be deemed evidenced solely by this Agreement, and as may be amended in the future.

(ii)       The Borrower (regardless of and including all account numbers related to the Borrower) continues to authorize the Bank to charge or increase any Loan balance of the Borrower for the amount of any payment due from the Borrower to the Bank hereunder.

(iii)       The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the Bank resulting from each Loan made by the Bank from time to time, including the amounts of principal and interest payable and paid to the Bank from time to time hereunder. Such entries shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay the Obligations in accordance with their terms. The Bank in the future may request that its Loans again be evidenced by a promissory note substantially in the form of existing Exhibit C to this Agreement (the “Note”). In such event, the Borrower shall prepare, execute and deliver to the Bank such a Note payable to the order of the Bank. Thereafter, Loans evidenced by such Note and interest thereon shall at all times be represented by such a Note (except to the extent that the Bank subsequently returns such Note for cancellation and requests that such Loans once again be evidenced solely by this Agreement as described above).

(E)       Section 6(a)(i) of the Loan Agreement is supplemented so that the Borrower shall provide the Bank with an updated and revised Officer’s Certificate, in the form of Exhibit A hereto, certifying that as to incumbency, the name, title, and specimen signature and/or email address of each individual who shall be authorized (each an “Authorized Officer”) (1) to sign, in the name of the Borrower, revisions to and amendments of the Loan Agreement and the other Loan Documents, and/or (2) to request Loans and authorize loan repayments, give certificates and notices (including, without limitation, new Officer’s Certificates) and to take other action on behalf of the Borrower under the Loan Agreement. Only Authorized Officers who are duly elected executive officers of the Borrower are authorized to provide the Bank with the names of those Authorized Officers to be added to or deleted from status as such Authorized Officers, and/or the names of others authorized to undertake Loan requests and arrange Loan repayments under the Loan Agreement.

(F)       Section 8(i) of the Loan Agreement is hereby amended and restated as follows:

(i)       Amendment; Extension of Maturity Date. This Agreement may not be modified or amended except in a writing signed by the authorized officers of the Bank and the Borrower. However, at the sole option of the Bank, the Maturity Date specified in clause (b) of the definition thereof, may be extended for additional 364-day periods (subject to such extension being the only then change to this Agreement) if an Authorized Officer who is an executive officer of the Borrower, delivers to the Bank (from such officer’s email address) at least thirty (30) days prior to the date then specified in clause (b) of the definition of Maturity Date, an extension request substantially in the form of Exhibit G-1 attached hereto and made a part hereof (an “Extension Request”). The Extension Request shall confirm the continuance of and be subject to the conditions for Loans specified in Section 6(b) of this Agreement. If such an extension is granted by the Bank, it shall be evidenced by an extension approval letter substantially in the form of Exhibit G-2 attached hereto and made a part hereof (an “Extension Approval Letter”) and this Agreement will be deemed amended to extent necessary to give effect to such extension. Agreement by the Bank to allow an extension in this manner does not commit the Bank to make any future extension similarly available and the Bank may, at its option, require any such future extension of the term of this Agreement to be evidenced by an “Amendment to Loan Agreement” signed by both parties.

(G)       Section 8(p) is hereby added to the Loan Agreement as follows:

(p) Bank as Lender and Custodian. The Bank as lender will, at the request of the Borrower, serve in a dual capacity as a result of the Borrower’s custodial relationship with the Bank. The Borrower acknowledges and agrees that the Bank under this Agreement is acting solely as a lender in a completely separate capacity hereunder than its services as Custodian (and the Bank assumes hereunder none of the obligations of the Custodian under the Custody Agreement or under any applicable laws governing such custodial relationships). The Bank, as lender, shall have and may exercise the same rights and powers as a lender that is not acting as such a custodian, including without limitation, if applicable, the disposition and sale of any and all assets of the Borrower pledged as collateral for the Obligations. The Borrower (i) waives any and all claims of conflict of interest or breach of fiduciary duty or otherwise related thereto, and (ii) releases, indemnifies and holds harmless the Bank from any claim, action, liability, loss, damage or expense of any nature whatsoever, arising out of or relating to any allegation of such a conflict of interest or breach of fiduciary duty as result of any action taken by the Bank as permitted in this Agreement or any of the other Loan Documents.

2.       Effectiveness. This Fourth Amendment shall be effective upon delivery to the Bank of an original Fourth Amendment and an original revised Officer’s Certificate, both duly executed by the Borrower and with respect to the Fourth Amendment, also duly executed by the Custodian. Agreement to extend the Maturity Date hereunder does not commit the Bank to make similar extensions in the future without similar specific written acceptance thereof by the Bank.

3.       Representations, Warranties and Covenants. The Borrower further represents and warrants that:

(A)       This Fourth Amendment has been duly executed and delivered by the Borrower, is authorized by all requisite trust action of Borrower, and is the legal, valid, binding, and enforceable obligation of Borrower; and

(B)       The execution and delivery of this Fourth Amendment by the Borrower will not constitute a violation of any applicable law or a breach of any provision contained in the declaration of trust or other governing documents of the Borrower, or contained in any order of any court or any other governmental agency or in any agreement, instrument, or document to which the Borrower is a party or by which Borrower or any of its assets or properties are bound; and

(C)       Except as previously or agreed to be waived by the Bank in writing, or as noted in Schedule “A” attached hereto, there is outstanding no Event of Default or event which, with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this Fourth Amendment; and

(D)       Except as modified hereby or as noted in said Schedule “A”, all representations, warranties, and covenants of the Borrower set forth in the Loan Agreement or in any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

4.       Miscellaneous.

(A)       As amended hereby, the Loan Agreement, the other Loan Documents, and the Liens granted under the Loan Documents shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement and/or such other Loan Documents as amended hereby.

(B)       Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

(C)       The Borrower shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by it or for which it becomes obligated in connection with or arising out of this Fourth Amendment.

(D)       Except as amended hereby, the Loan Agreement and all other Loan Documents and Liens granted thereunder shall be deemed confirmed and on-going in accord with their respective terms.

(E)       This Fourth Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

(F)       Confession of Judgment. Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for Borrower in any action upon or in connection with this agreement at any time after the Loan and/or other obligations of Borrower hereunder become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waive the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Bank against Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waive and release all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank's affiliates, and the Borrower hereby further waives any conflicts of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys' fees to be paid from proceeds of collection of this agreement.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment by their respective duly authorized officers effective as of the date noted above.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Andrew D. Mihaly
Andrew D. Mihaly
Vice President

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND

By:	/s/ Mitchell Cepler
Mitchell Cepler
Vice President

U.S. BANK NATIONAL ASSOCIATION
(As Custodian)

By:	/s/ Jeff Eschenbrenner
Jeff Eschenbrenner
Assistant Vice President

EXHIBIT A

REVISED OFFICER’S CERTIFICATE

The persons listed immediately below under “Executive Officer” are duly elected executive officers of the Borrower and (a) each is an Authorized Officer under the Loan Agreement and is authorized to execute on behalf of the Borrower and deliver to the Bank this Certificate and all other documents and instruments described in the applicable resolutions of the Borrower on file with the Bank and in Section 6(a)(i) of the Loan Agreement and (b) each of those individuals listed below who are duly elected executive officers of the Borrower is authorized to provide the Bank in the future with the names of additional Authorized Officers and/or the deletions of any such Authorized Officers under the Loan Agreement. In order to facilitate the ability of the Bank to accept from the Borrower from time to time any document or instrument executed pursuant to or in accordance with Loan Agreement specifically (but without limitation) Sections 2(c), 6(a)(i) and/or 8(o), including through the use of secure digital encryption technology, such as DocuSign eSignature®, the Borrower hereby confirms to the Bank that the Borrower’s Authorized Officers and other additional persons designated by an Authorized Officer (who is an executive officer of the Borrower) as authorized to request Loan advances and authorize Loan repayments under the Loan Agreement (and their names, titles, respective email addresses, and signatures (if any) on file with the Bank), are those to whom the Bank may send and receive as authorized such instructions for electronic signatures. As of the date hereof, the Authorized Officers of the Borrower (including executive officers and non-executive officers) and those other individuals with authority limited to requesting Loans and authorizing Loan repayments are as follows:

Executive Officers:

Name	Title	Email
Mitchell Cepler	Vice President and Assistant Treasurer	mitchell.cepler@cnr.com
Frank Bonsignore	Vice President and Secretary	frank.bonsignore@cnr.com

Other Authorized Officers:

Name	Title	Email

Individuals limited to only requesting Loans and authorizing Loan repayments:

Name	Title	Email
Tom Ehrlein	Portfolio Manager	tom.ehrlein@cnr.com

Any such Authorized Officer who is an executive officer of the Borrower may, from time to time, notify the Bank in writing of changes to the list of such Authorized Officers or such other persons, their titles and/or their email addresses for purposes of requesting advances, making repayments or receiving instructions regarding electronic signatures, on the Authorized Officers and signers change request form (the “Signatory Update Form”) attached hereto as Schedule A-1.

Dated as of June 6, 2024

CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND

By:	/s/ Mitchell Cepler
Mitchell Cepler
Vice President

SCHEDULE A-1

To Revised Officer’s Certificate

Signature Authority Update Form

Shelly L. Allen

Senior Vice President

U.S. Bank Mutual Fund Lending

425 Walnut Street, CN-OH-W6TC

Cincinnati, Ohio 45202

Dear Shelly:

CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND, a Delaware statutory trust (the “Trust”) acting under the Loan Agreement, would like to modify the Authorized Officers and/or persons authorized to request advances and direct repayments under the Loan Agreement with the Bank.

Please add the following persons as Authorized Officers who are executive officers of the Trust:

Name:
Title:
Email:

Name:
Title:
Email:

Please add the following persons as Authorized Officers (non-executive officers of the Trust):

Name:
Title:
Email:

Name:
Title:
Email:

Please add the following persons as authorized only to request advances and arrange repayments:

Name:
Title:
Email:

Name:
Title:
Email:

Please remove the following persons from being Authorized Officers who are executive officers of the Trust:

Name:
Title:
Email:

Name:
Title:
Email:

Please remove the following persons from being Authorized Officers (non-executive officers of the Trust):

Name:
Title:
Email:

Name:
Title:
Email:

Please remove the following persons from being authorized to request advances and arrange repayments:

Name:
Title:
Email:

Name:
Title:
Email:

The undersigned, as an existing executive officer and Authorized Officer of the Trust: (a) approved the addition and/or deletion of the individuals listed above, and (b) certifies that the undersigned has been authorized to do so by the Board of Trustees of the Trust.

Name:
Title:
Email:

Name:
Title:
Email:

EXHIBIT G-1

FORM OF EXTENSION REQUEST

TO: U.S. Bank National Association (the “Bank”) under that certain Loan Agreement dated as of June 11, 2020 (as amended, restated, supplemented and/or otherwise modified prior to the date hereof, the “Agreement”) between CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND (the “Borrower”) and the Bank.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

Ladies/Gentlemen:

Pursuant to Section 8(i) of the Agreement, the Borrower, hereby (i) confirms that each of the preconditions set forth in Section 6(b) of the Agreement continues to be satisfied, and (ii) requests that the Bank extend the Maturity Date as specified in clause (b) of the definition thereof (currently, [_________]) for another 364 day period to [_________].

Please notify the Borrower as soon as possible of the Bank’s determination in response to this request.

Very truly yours,

CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND

By:
Name:
Title:

EXHIBIT G-2

FORM OF EXTENSION APPROVAL LETTER

[DATE]

CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND

[Address]

Attention: [Name, Title]

Ladies/Gentlemen:

Please refer to the letter dated [________] from CITY NATIONAL ROCHDALE STRATEGIC CREDIT FUND (the “Borrower”) requesting an extension of the term of the Loan Agreement dated as of June 11, 2020 between the Borrower and U.S. Bank National Association (the “Bank”) (as amended, restated, supplemented and/or otherwise modified prior to the date hereof, the “Agreement”). Capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

By its execution of this letter, but subject to the prior satisfaction of each of the conditions precedent set forth in Section 6(b) of the Agreement, the Bank hereby consents to the extension of the Maturity Date as specified in clause (b) of the definition thereof from [original or previously extended maturity date] to [364 days after the original or previously extended maturity date] and such clause (b) of the definition of Maturity Date is hereby deemed amended to the extent necessary to reflect such extension.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Schedule “A”

To Fourth Amendment to Loan Agreement

Nothing to disclose